Exhibit 99.2

We hereby consent to the inclusion of and reference to our opinion dated January 21, 2019, to the Board of Directors of F. & M. Bancorp. of Tomah, Inc. (“F&M”) as Annex B to the proxy statement/prospectus which forms part of the Registration Statement on Form S-4 (the “Registration Statement”), relating to the proposed acquisition of F&M by Citizens Community Bancorp, Inc. (the “Merger”), and to the references to such opinion in such proxy statement/prospectus under the headings “Opinion of F&M’s Financial Advisor,” “The Merger-Background of the Merger,” “The Merger-Recommendation of the F&M Board and Reasons for the Merger,” and “The Merger–Opinion of F&M’s Financial Advisor.” By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

The Oak Ridge Financial Services Group, Inc.

/s/ Oak Ridge Financial

April 24, 2019